EXHIBIT 99.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT BY
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



         In connection with the Amended Quarterly Report of EMPS Corporation, on Form 10-QSB for the period ending September 30, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, Mirgali Kunayev, Principal Executive Officer and Laird Garrard, Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:


         (1)      The Report fully complies with the requirements of section 13
                  (a) or 15 (d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.




Date: August 17, 2003                                 /s/  Mirgali Kunayev
                                                     ---------------------------
                                                     Mirgali Kunayev,
                                                     Principal Executive Officer




Date: August 6, 2003                                  /s/ Laird Garrard
                                                     ---------------------------
                                                     Laird Garrard,
                                                     Principal Financial Officer